UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

TICKETS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27893 (Commission File Number)	06-1424841 (IRS Employer Identification Number)

555 Anton Boulevard, 11th Floor, Costa Mesa, CA (Address of principal executive offices)	92626 (Zip Code)

Registrant’s telephone number, including area code: (714) 327-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     Amendment of Employment Agreements

     On February 9, 2005, Tickets.com, Inc. (“Company”) entered into amendments to its employment agreements with each of Ronald Bension, Company’s Chief Executive Officer; Christian O. Henry, Company’s Chief Financial Officer; Carl Thomas, Company’s Executive Vice President of Marketing & Sales; and Robert F. Murphy, Company’s General Counsel. The amendments modified the definition of “Change in Control” in each employment agreement to (i) clarify that a Change in Control could be the result not only of a single transaction, but also a series of related transactions, and (ii) provide that if a transaction or series of related transactions would otherwise constitute a Change in Control, but such transaction(s) includes a proposed tender offer to be followed by a second-step merger to acquire any shares not tendered, then a Change in Control shall not be deemed to have occurred until the earlier of (a) the consummation of the second-step merger, (b) 60 days after the closing of the tender offer, or (c) 10 days after the abandonment or termination of the tender offer. Copies of the employment agreements with each of the individuals referred to above, as amended and restated, are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

     Amendment of Bonus Agreements

     Change in control bonus agreements between Company and each of the individuals referred to above were also amended on February 9, 2005, to, among other things, (i) revise the definition of “Qualifying Acquisition” in the agreements in the same manner as the definition of Change in Control was revised in their amended and restated employment agreements discussed above, (ii) provide that the executive will be deemed to have been employed by Company and therefore eligible to receive a change in control bonus pursuant to the agreement if they are terminated within 60 days prior to any Qualifying Acquisition, rather than the current 30 days, (iii) provide that if Company fails to pay any bonus earned pursuant to such agreement within 5 business days of becoming due, the employee is entitled to receive interest thereon at 10% per annum, (iv) expand the definition of “Acquisition Proceeds” to include not only proceeds received by any of the Company common and preferred stockholders in a Qualifying Acquisition, but also, in the event of a tender offer, proceeds that could have been received by all of the Company stockholders if all shares of common stock had been tendered, and (v) require that each executive officer with a change in control bonus agreement release certain claims against Company as a condition to receiving any bonus pursuant to such agreement. Each executive officer with a change in control bonus agreement receives a bonus based on a specified percentage of the Acquisition Proceeds. Copies of the change in control bonus agreements with the individuals referred to above, as amended and restated, are attached hereto as Exhibits 10.5, 10.6, 10.7, and 10.8.

     Supplemental Retirement Agreement

     In December 2001, Company entered into an employment agreement with its chief executive officer, Ronald Bension. That agreement, as well as each amendment thereto, has required that Company credit to a supplemental retirement account for

Mr. Bension, contributions of $50,000, $75,000, $100,000, $125,000 and $150,000 on December 18th of 2002, 2003, 2004, 2005 and 2006, respectively. As contemplated by the employment agreement, a separate supplemental retirement agreement relating to Mr. Bension’s account was entered into by Company and Mr. Bension on February 9, 2005.

     Mr. Bension’s supplemental retirement account is credited with such gains and charged with such losses as if it had been vested in hypothetical investments selected by Company. Company has selected life insurance policies as the hypothetical investments and the cash surrender values of the policies represent the value of the investments for purposes of determining the value of his account. Upon termination of Mr. Bension’s employment with Company, the supplemental retirement agreement provides that he will be paid the value of the account in a single lump sum and, subject to the terms of his employment agreement, all future credits under the supplemental retirement agreement will cease. His employment agreement provides for acceleration of certain future credits to the supplemental retirement account, due within 18 months of his termination, if he is terminated by Company without “cause” or he terminates his employment for “good reason.” A copy of the supplemental retirement agreement is attached hereto as Exhibit 10.9.

     Director Compensation

     On February 9, 2005, Company’s Board of Directors approved modifications to the terms of cash compensation to be paid to non-employee directors which will apply, retroactively, effective October 1, 2004. Each non-employee director will receive a $15,000 annual retainer, payable quarterly. In addition, the Chair of the Audit Committee will receive a monthly fee of $5,000 and the other members of the Audit Committee will receive a monthly fee of $1,000. The Chair of the Compensation Committee will receive a monthly fee of $2,500 and the other members of the Compensation Committee will receive a monthly fee of $250. Members of Company’s Special Committee will continue to receive a fee of $5,000 monthly. Non-employee directors, other than those serving on the Special Committee, did not previously receive cash compensation for their services. Directors will also continue to be reimbursed for travel and other out-of-pocket expenses incurred by them that are incidental to attending meetings.

     Option Cancellation Agreement

     On February 9, 2005, in order to induce MLB Advanced Media, L.P., a Delaware limited partnership (“Parent”), and its wholly-owned subsidiary, MLBAM Acquisition Corp., a Delaware corporation (“Purchaser”), to enter into that certain Agreement and Plan of Merger, dated February 14, 2005 (“Merger Agreement”) with Company and commence a tender offer to purchase all issued and outstanding shares of Company common stock, par value $0.000225 per share (“Common Stock”) at a purchase price of $1.10 per share in cash (“Offer”), each of the executive officers and directors of Company listed below entered into a stock option cancellation agreement with Company pursuant to which they agreed that all of their stock options to acquire shares of Common Stock with an exercise price in excess of $1.10 per share will automatically be canceled upon the closing of the Offer:

Name	Options to be Canceled
Ronald Bension	500,000
Carl Thomas	75,000
Nicolas Sinacori	33,057
Braden R. Kelly	32,223
John L. Davies	32,223
C. Ian Sym-Smith	31,668

Total	704,171

     The Merger Agreement has been filed as Exhibit 2.1 to the Form 8-K filed by the Company on February 15, 2005, and is incorporated herein by reference. That Form 8-K which has been filed as Exhibit 10.10 herein and is incorporated herein by reference.

     At the time Purchaser commences the Offer, Parent and Purchaser will file with the Securities and Exchange Commission (“SEC”) a tender offer statement and Company will file with the SEC a solicitation/recommendation statement in response to that Offer on Schedule 14D-9. Those documents will contain important information and stockholders of Company are advised to carefully read those documents when they become available before making any decision with respect to the Offer. The offer to purchase and other offer documents included in the tender offer statement, as well as the solicitation/recommendation statement, will be made available to all stockholders of Company at no expense to them by requesting them from Company in writing to: Office of CFO, 555 Anton Boulevard, 11th Floor, Costa Mesa, CA 92626 or by phone at (714) 327-5496. Stockholders may obtain a free copy of the solicitation/recommendation statement when it becomes available, along with any documents Company has filed with the SEC at the SEC’s website at http://www.sec.gov.

Item 9.01 Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Second Amended and Restated Employment Agreement dated February 9, 2005, between Ronald Bension and Tickets.com, Inc.
10.2	Second Amended and Restated Employment Agreement dated February 9, 2005, between Christian O. Henry and Tickets.com, Inc.
10.3	Second Amended and Restated Employment Agreement dated February 9, 2005, between Carl Thomas and Tickets.com, Inc.
10.4	Second Amended and Restated Employment Agreement dated February 9, 2005, between Robert F. Murphy and Tickets.com, Inc.
10.5	Restated Change in Control Bonus Agreement dated February 9, 2005, between Ronald Bension and Tickets.com, Inc.
10.6	Restated Change in Control Bonus Agreement dated February 9, 2005, between Christian O. Henry and Tickets.com, Inc.
10.7	Restated Change in Control Bonus Agreement dated February 9, 2005, between Carl Thomas and Tickets.com, Inc.
10.8	Restated Change in Control Bonus Agreement dated February 9, 2005, between Robert F. Murphy and Tickets.com, Inc.
10.9	Supplemental Retirement Agreement dated February 9, 2005, between Ronald Bension and Tickets.com, Inc.
10.10	Form 8-K filed on February 15, 2005, by Tickets.com, Inc., which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2005	TICKETS.COM, INC. (Registrant)
	By:	/s/ Christian O. Henry
Christian O. Henry
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
10.1	Second Amended and Restated Employment Agreement dated February 9, 2005, between Ronald Bension and Tickets.com, Inc.
10.2	Second Amended and Restated Employment Agreement dated February 9, 2005, between Christian O. Henry and Tickets.com, Inc.
10.3	Second Amended and Restated Employment Agreement dated February 9, 2005, between Carl Thomas and Tickets.com, Inc.
10.4	Second Amended and Restated Employment Agreement dated February 9, 2005, between Robert F. Murphy and Tickets.com, Inc.
10.5	Restated Change in Control Bonus Agreement dated February 9, 2005, between Ronald Bension and Tickets.com, Inc.
10.6	Restated Change in Control Bonus Agreement dated February 9, 2005, between Christian O. Henry and Tickets.com, Inc.
10.7	Restated Change in Control Bonus Agreement dated February 9, 2005, between Carl Thomas and Tickets.com, Inc.
10.8	Restated Change in Control Bonus Agreement dated February 9, 2005, between Robert F. Murphy and Tickets.com, Inc.
10.9	Supplemental Retirement Agreement dated February 9, 2005, between Ronald Bension and Tickets.com, Inc.
10.10	Form 8-K filed on February 15, 2005, by Tickets.com, Inc., which is incorporated herein by reference.